Exhibit 99.1

Gannett Announces Pricing of Senior Notes

MCLEAN, VA – October 5, 2021 – Gannett Co., Inc. (“Gannett”, “we”, “us”, “our”, or the “Company”) (NYSE: GCI) announced today that Gannett Holdings LLC (the “Issuer”), a wholly-owned subsidiary of the Company, has priced $400 million in aggregate principal amount of 6.00% senior secured notes due 2026 (the “Senior Notes”). The sale of the Senior Notes is expected to close on October 15, 2021, subject to customary closing conditions.  The Issuer intends to use the net proceeds from the offering, together with the proceeds of a new secured credit agreement, to repay its existing term loan under its senior secured credit facilities.

The Senior Notes will be secured on a pari passu basis with the new secured credit agreement by all or substantially all of the assets of the Issuer, the Company and the direct and indirect material domestic subsidiaries of the Company.  The Senior Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  The Senior Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and to certain non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The Company also is seeking to enter into  a new senior secured term loan (the “Credit Agreement”) in a principal amount up to $550 million.  Loans under the Credit Agreement are expected bear interest at a per annum rate equal to LIBOR plus a margin of 5.00% with a floor of 50 basis points. Upon closing, the net proceeds of the loans will be used to refinance the remainder of the existing term loan.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Senior Notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is a subscription-led and digitally focused media and marketing solutions company committed to empowering communities to thrive. With an unmatched reach at the national and local level, Gannett touches the lives of millions with our Pulitzer Prize-winning content, consumer experiences and benefits, and advertiser products and services. Our current portfolio of media assets includes USA TODAY, local media organizations in 46 states in the U.S., and Newsquest, a wholly owned subsidiary operating in the United Kingdom with more than 120 local news media brands. Gannett also owns the digital marketing services companies ReachLocal, Inc., UpCurve, Inc., and WordStream, Inc., which are marketed under the LOCALiQ brand, and runs the largest media-owned events business in the U.S., USA TODAY NETWORK Ventures. To connect with us, visit www.gannett.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the offering of Senior Notes and any future debt refinancing transactions and the ultimate satisfaction or non-satisfaction of the conditions to the transactions, the amount, timing, or other terms of any future debt refinancing transactions, the possible offering of the senior secured notes and the use of the proceeds from any such offering. Words such as “expect(s)”, “plan(s)”, “believes(s)”, “intend(s)”, “seek(s”), “will”, “would,” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties. These and other risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the risks and other factors detailed from time to time in the Company’s 2020 Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

For investor inquiries, contact:	For media inquiries, contact:
Trisha Gosser	Lark-Marie Anton
Investor Relations	Senior Vice President, Communications
703-854-3000	646-906-4087
investors@gannett.com	lark@gannett.com